  As filed with the Securities and Exchange Commission on February 14, 2012

Registration No. 333-146777

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
Post-Effective Amendment No. 1 on Form S-3
to
Form S-1/MEF

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or other jurisdiction of incorporation)	26-0500600 (I.R.S. Employer Identification No.)

81 Main Street
Suite #503
White Plains, New York 10601
(914) 620-2700
(Address, Including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

Stuart A. Tanz
Chief Executive Officer
81 Main Street
Suite #503
White Plains, New York 10601
(914) 620-2700
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Jay L. Bernstein, Esq.
Clifford Chance US LLP
31 West 52nd Street
New York, New York  10019
(212) 878-8000

Approximate date of commencement of proposed sale to public:  From time to time after the effective date of the Registration Statement as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

                If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]		Accelerated filer	[x]
Non-accelerated filer [ ]	(Do not check if a smaller reporting company)	Smaller reporting company	[ ]

The registrant hereby amends this Amendment No. 1 to Post-Effective Amendment No. 1 on Form S-3 on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
The purpose of this Amendment No. 1 to Post-Effective Amendment No. 1 on Form S-3 to the registration statement is solely to file exhibits to the registration statement as set forth below in Item 16 of Part II.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder.  All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee*	$0
Printing and engraving expenses	$5,000
Legal fees and expenses	$30,000
Accounting fees and expenses	$30,000
Miscellaneous	$5,000
Total	$70,000
____________
*	Previously paid. See Explanatory Note following the cover page of Post-Effective Amendment No. 1 to this registration statement.

Item 15.  Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that was established by a final judgment and was material to the cause of action.  Our charter contains a provision that eliminates the liability of the company's directors and officers to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law (the "MGCL") requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or on behalf of the corporation in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable to the corporation. However, indemnification for an adverse judgment in a suit by or on behalf of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•
a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes the company to obligate itself, and our bylaws obligate the company, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•
any individual who, while a director or officer of the company and at the company's request, serves or has served as a director, officer, partner, manager, managing member or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit the company to indemnify and advance expenses to any person who served a predecessor of the company in any of the capacities described above and any employee or agent of the company or any of its predecessors.

Item 16.  Exhibits.

Exhibit No.
3.1*	Articles of Amendment and Restatement of Retail Opportunity Investments Corp., a Maryland corporation
3.2*	Bylaws of Retail Opportunity Investments Corp., a Maryland corporation
3.3*
Articles of Merger between Retail Opportunity Investments Corp., a Delaware corporation, and Retail Opportunity Investments Corp., a Maryland corporation, as survivor, as filed with the State Department of Assessments and Taxation of Maryland on June 2, 2011

4.1**	Specimen Common Stock Certificate
4.2**	Specimen Warrant Certificate
4.3**	Specimen Unit Certificate
4.4***	Warrant Agreement
4.5**	Supplement and Amendment to Warrant Agreement
5.1+	Opinion of Clifford Chance US LLP as to legality
8.1+	Opinion of Clifford Chance US LLP with respect to tax matters
23.1****	Consent of McGladrey & Pullen, LLP
23.2****	Consent of PKF O'Connor Davies
23.3****	Consent of Ernst & Young LLP
23.4+	Consent of Clifford Chance US LLP (included in Exhibit 5.1)
23.5+	Consent of Clifford Chance US LLP (included in Exhibit 8.1)
24.1****	Power of Attorney

*	Incorporated by reference to the company's Form 8-K dated June 2, 2011 (File No. 001-33749).
**	Incorporated by reference to the company's Form 8-K dated October 26, 2009 (File No. 001-33749).
***	Incorporated by reference to the company's Form S-1/A filed on September 7, 2007 (File No. 001-33749).
****	Incorporated by reference to the company's Post-Effective Amendment No. 1 on Form S-3 to Form S-1/MEF filed on February 9, 2012 (File No. 333-146777).
+	Filed herewith.

Item 17.  Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that: paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

 (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, in the State of New York, on this 14th day of February, 2012.

RETAIL OPPORTUNITY INVESTMENTS CORP.

By:	/s/ Stuart A. Tanz
Name: Stuart A. Tanz Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

Name	Title	Date

*	Executive Chairman of the Board	February 14, 2012
Richard A. Baker

/s/ Stuart A. Tanz	Chief Executive Officer, President and Director	February 14, 2012
Stuart A. Tanz	(Principal Executive Officer)

/s/ John B. Roche	Chief Financial Officer	February 14, 2012
John B. Roche	(Principal Financial and Accounting Officer)

*	Director	February 14, 2012
Melvin S. Adess

*	Director	February 14, 2012
Mark Burton

*	Director	February 14, 2012
Michael J. Indiveri

*	Director	February 14, 2012
Edward H. Meyer

*	Director	February 14, 2012
Lee S. Neibart

*	Director	February 14, 2012
Charles J. Persico

*	Director	February 14, 2012
Laura H. Pomerantz

* By:	/s/ Stuart A. Tanz
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.
3.1*	Articles of Amendment and Restatement of Retail Opportunity Investments Corp., a Maryland corporation
3.2*	Bylaws of Retail Opportunity Investments Corp., a Maryland corporation
3.3*
Articles of Merger between Retail Opportunity Investments Corp., a Delaware corporation, and Retail Opportunity Investments Corp., a Maryland corporation, as survivor, as filed with the State Department of Assessments and Taxation of Maryland on June 2, 2011

4.1**	Specimen Common Stock Certificate
4.2**	Specimen Warrant Certificate
4.3**	Specimen Unit Certificate
4.4***	Warrant Agreement
4.5**	Supplement and Amendment to Warrant Agreement
5.1+	Opinion of Clifford Chance US LLP as to legality
8.1+	Opinion of Clifford Chance US LLP with respect to tax matters
23.1****	Consent of McGladrey & Pullen, LLP
23.2****	Consent of PKF O'Connor Davies
23.3****	Consent of Ernst & Young LLP
23.4+	Consent of Clifford Chance US LLP (included in Exhibit 5.1)
23.5+	Consent of Clifford Chance US LLP (included in Exhibit 8.1)
24.1****	Power of Attorney

*	Incorporated by reference to the company's Form 8-K dated June 2, 2011 (File No. 001-33749).
**	Incorporated by reference to the company's Form 8-K dated October 26, 2009 (File No. 001-33749).
***	Incorporated by reference to the company's Form S-1/A filed on September 7, 2007 (File No. 001-33749).
****	Incorporated by reference to the company's Post-Effective Amendment No. 1 on Form S-3 to Form S-1/MEF filed on February 9, 2012 (File No. 333-146777).
+	Filed herewith.